Exhibit 99

For Immediate Release

Contact:

Matthew Shepherd

678-942-2683

mshepherd@netbank.com

NetBank, Inc. Reports $.09 EPS for Third Quarter 2004

Dividend of $.02 per Share Declared

For Shareholders of Record on November 15, 2004

ATLANTA (October 26, 2004) — NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank® (www.netbank.com), today reported earnings for the third quarter of 2004.

Net income totaled $4.0 million or $.09 per share for the quarter, compared with $15.6 million or $.32 per share for third quarter 2003. The company has recorded year-to-date net income of $21.9 million or $.46 per share, compared with $40.5 million or $.83 per share during the same period a year ago. At quarter-end, the board of directors declared a dividend of $.02 per share payable to shareholders of record on November 15, 2004. The dividend will be disbursed on December 15, 2004.

Key comparisons between this quarter and last quarter include:

•                  The banking segment’s net interest spread expanded to a record 191 basis points (bps), an increase of 22 bps.

•                  Banking segment income, before gains on the sale of securities and loans as well as servicing results, totaled a record $7.1 million, an increase of $3.1 million or 77%.

•                  Financial intermediary loan production totaled $3.3 billion, a decrease of $555 million or 14%, while sales totaled $3.8 billion, an increase of $344 million or 10%.

•                  The company’s annualized balance sheet turn rose to 3.7 times versus 2.4 times.

•                  Transaction processing reported pre-tax income of $1.0 million versus a loss of $769,000.

Management also repurchased 191,700 shares of the company’s common stock during the quarter. The average price paid per share was $10.19. Management has approval to buy back an additional 887,564 shares under previous board authorizations.

Management Commentary

“It was a challenging quarter,” said Douglas K. Freeman, chairman and chief executive officer. “A confluence of external factors placed significant pressure on results. But, in spite of those pressures, core income growth at the bank and other strategic initiatives allowed us to meaningfully offset lower profitability within our mortgage-related businesses.”

“As anticipated, negative net servicing hedge results and conforming margin compression adversely impacted earnings,” said Steven F. Herbert, chief finance executive. “The decline in the 10-year treasury during the quarter affected servicing values and led to higher impairment charges. Yet, the move was not dramatic or prolonged enough to stimulate an increase in mortgage originations to ease some of the competitive pricing behavior that is occurring today.”

“Our underlying fundamentals clearly show we are making progress in diversifying the company’s income,” Freeman concluded. “We continue to take the steps necessary to position our mortgage operations to compete and to contribute significantly to our bottom line in times of lower origination volumes.”

Noteworthy Items

The company increased loss provisions by $2.7 million due to an increase in the number of non-conforming loans it repurchased during the quarter under its standard sale representations and warranties. Management does not believe the increase results from any systemic problems within the non-conforming operation. It appears to be more of a timing issue where investors allowed an inventory of loans to build up before seeking repurchase instead of returning loans on a one-off basis over time.

The company recorded $710,000 in expenses as management closed two of the company’s regional mortgage operation centers. Functions from these centers were transferred to another facility. This consolidation should lead to cost savings and efficiency gains over time.

Banking Segment

Table 1 below details results in the company’s banking segment. The bank’s pre-tax income, before gains on the sale of securities and loans as well as servicing results, totaled a record $7.1 million, an increase of $3.1 million or 77% from the previous quarter. The increase is attributable primarily to a higher level of earning assets at the bank. The growth in assets provided the bank better leverage over expenses as well as contributed additional interest income. It is important to note that the level of earning assets declined at quarter-end as the company elected to monetize gains through the sale of certain securities and loans in its portfolio.

The company’s servicing results were adversely impacted by the prevailing interest rate environment during the quarter. A decline in rates resulted in higher impairment expenses. The company recorded a $10.2 million loss net of hedge performance. This loss was mitigated at the bottom line by the increase in the banking segment’s core income coupled with the gains on the sale of securities and loans.

Table 1

BANKING SEGMENT

($ in 000s, Unaudited)

	2004
	3rd Qtr	2nd Qtr	Change
Net interest income	$22,499	$19,750	$2,749
Provision for credit losses	465	1,643	(1,178)
Net interest income after provision	22,034	18,107	3,927
Gains (losses) on sale of loans	2,011	(2)	2,013
Fees, charges and other income	3,306	3,264	42
Total revenues	27,351	21,369	5,982
Total expenses	17,232	17,344	(112)
Pre-tax income before gains on securities, debt and net servicing results	10,119	4,025	6,094
Net gain on securities	2,248	—	2,248
Net servicing results	(10,167)	759	(10,926)
Pre-tax income (loss)	$2,200	$4,784	$(2,584)

Average earning assets	$4,609,700	$4,289,058	$320,642
UPB underlying MSRs	$13,154,634	$12,889,546	$265,088

Net interest income after provision	1.91%	1.69%	0.22%
Fees, charges and other income	0.46%	0.30%	0.16%
Banking revenues	2.37%	1.99%	0.38%
Total expenses	1.50%	1.62%	(0.12)%
Pre-tax income before net gains on securities, debt and net servicing results	0.87%	0.37%	0.50%

Net servicing results to UPB underlying MSRs	(0.31)%	0.02%	(0.33)%

Other key banking segment comparisons between this quarter and last quarter include:

•                  Bank deposits increased by $293 million or 12% to $2.7 billion. The increase was a mix of retail, small business and brokered funds.

•                  The indirect auto lending operation originated $95 million in loans, a decrease of $28 million or 23%. The decline was caused by hurricane activity in Florida where the operation is based along with more competitive pricing from domestic captive financers. The weighted average coupon totaled 6.17%, while the average FICO score was 734.

•                  Production within our business finance division (formerly known as Republic Leasing) increased by $4.4 million or 10% for a record of $46.9 million.

There have been no material changes in the company’s litigation over leases originated by Commercial Money Center, Inc. (CMC). The company continues to seek performance of bonds issued on the leases by Illinois Union Insurance Company, an affiliate of ACE INA Group (NYSE: ACE); Safeco Insurance Company, an affiliate of Safeco (Nasdaq: SAFC); and Royal Indemnity Company, an affiliate of Royal and SunAlliance Group (NYSE: RSA).

Based on legal expenses and unrealized income, the CMC litigation affected third-quarter results by $769,000, pre-tax, or $.01 per share, after-tax. The year-to-date CMC effect totals $4.7 million, pre-tax, or $.06 per share, after-tax. The company remains confident in its legal standing and is committed to pursuing its claims against the sureties.

Financial Intermediary Segment

Table 2 below details results in the company’s financial intermediary segment. Pre-tax income totaled $5.0 million, a decrease of $7.2 million or 59% from the previous quarter. Loan production totaled $3.3 billion, a decline of $555 million. Sales were $3.8 billion, an increase of $344 million. The pre-tax margin was breakeven for the quarter. The segment reported income based on the higher volume of sales to production. (The revenue margin is calculated based on sales, while the expense margin is a function of production.)

Two factors contributed to the margin compression. One, as communicated throughout the quarter, a highly competitive pricing environment existed within the conforming mortgage channel. Two, the increased provision expense recorded due to repurchase activity affected the non-conforming margin. The provision expense is taken as a direct reduction of gain on sale income. The provision expense is discussed in further detail in the “Noteworthy Items” section above.

Table 2

FINANCIAL INTERMEDIARY

($ in 000s, Unaudited)

	2004
	3rd Qtr	2nd Qtr	Change
Net interest income	$15,651	$16,403	$(752)
Gain on sales of loans	25,489	35,442	(9,953)
Other income/(expense)	3,316	(590)	3,906
Net Beacon results	(189)	—	(189)
Net MG Reinsurance results	557	535	22
Total revenues	44,824	51,790	(6,966)
Salary and employee benefits	23,531	24,320	(789)
Occupancy & depreciation expense	7,155	7,063	92
Other expenses	9,144	8,244	900
Total expenses	39,830	39,627	203
Pre-tax income	$4,994	$12,163	$(7,169)

Production	$3,348,876	3,903,437	$(554,561)
Sales	$3,777,305	3,433,347	$343,958

Total revenues to sales	1.19%	1.51%	(0.32)%
Total expenses to production	1.19%	1.02%	0.17%
Pre-tax margin	0.00%	0.49%	(0.49)%

Other key financial intermediary segment comparisons between this quarter and last quarter include:

•                  Non-conforming loan production totaled $809 million, a decrease of $69 million or 8%.

•                  The company’s new specialty lending division, Beacon Credit Services, generated $60 million in recreational vehicle, boat and personal aircraft loans. The company acquired Beacon in July 2004. Start-up issues affected this quarter’s results. Management expects the operation to report profitability next quarter.

Transaction Processing Segment

Table 3 below details results in the company’s transaction processing segment. Pre-tax income totaled $1.0 million versus a $769,000 loss in the previous quarter. Revenue rose to $7.1 million, an increase of $548,000 or 34% on an annualized basis.

Table 3

TRANSACTION PROCESSING

($ in 000s, Unaudited)

	2004
	3rd Qtr	2nd Qtr	Change
Total revenue	$7,066	$6,518	$548
Total expenses	6,037	7,287	(1,250)
Pre-tax loss	$1,029	$(769)	$1,798

Other key transaction processing segment comparisons between this quarter and last quarter include:

•                  The ATM and merchant processing business reported pre-tax income of $722,000, an increase of $117,000 or 77% on an annualized basis.

•                  The number of ATMs in the company’s network of serviced machines grew by 1,355 to 8,349, while the number of deployed merchant POS terminals rose by 143 to 2,305.

•                  Tighter expense management in the mortgage servicing business helped the operation expand its pre-tax servicing margin to a record $32 per loan. Pre-tax income reached a record $980,000. On an annualized run rate, this income suggests the operation is halfway to achieving the $10 million contribution level that management has detailed in its long-term strategic plan.

Next Quarter Earnings Outlook

Management expects fourth-quarter results to resemble third quarter’s with additional risk to the downside.  A competitive pricing environment for conforming mortgages will likely persist as loan volumes trend lower due to seasonality. Servicing results will also remain under pressure in the current rate environment. Analyst estimates for the company’s fourth-quarter results presently range from $.10 to $.18.

Supplemental Financial Data

Management has updated the quarterly financial data available on its Web site. This data provides further detail on the performance of the company’s different business channels over the past five quarters. It is intended to supplement the information in this announcement and give interested parties a better understanding of the company’s operations and financial trends.

Interested parties can find this quarterly supplement on the company’s Web site at www.netbank.com. Go to “About NetBank” and then “Investor Relations.” The material is accessible through the link titled “Financial Data.”

Within this same area, the company posts a monthly statistical report, which is intended to give individuals a means of tracking the company’s performance during a quarter. The monthly report is published directly to the Web site around the 15th of each month.

Conference Call Information

Management has scheduled a conference call to discuss the quarterly results with financial analysts, media and other interested parties. The call will be held today at 10 a.m. EDT.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Douglas K. Freeman
Passcode:	NetBank
Toll-Free:	888-459-8438
International:	+1-210-839-8501
One-Week Replay:	800-731-6045

The company will audiocast the call on its Web site within the “Investor Relations” area. Individuals who cannot participate in the live call may e-mail their questions to mshepherd@netbank.com. Questions must be received before 8:30 a.m. EDT for inclusion in the discussion.

About NetBank, Inc.

NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost-effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbank.com.

###

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Information in this press release about 1) the continuation of quarterly dividend payments to shareholders; 2) additional share repurchases; 3) the unlikely need to book additional large provision expenses for non-conforming loan repurchases; 4) cost-savings and efficiency gains from the consolidation of mortgage operation centers; 5) a favorable outcome in the CMC litigation; and 6) continued revenue growth in the transaction processing segment on par with current rates are “forward-looking statements” involving risks and uncertainties that could cause actual results to differ materially. Potential risks include but are not limited to 1) changes in the company’s financial position; 2) a decision not to repurchase shares for strategic or economic reasons; 3) further increases in loan repurchase activity for unforeseen reasons; 4) problems in integrating functions and processes between centers; 5) an adverse ruling in the CMC litigation; and 6) a change in strategy or operational issues that hinders growth. The company has no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties facing NetBank, Inc., see “Risk Factors” in the company’s SEC filings.

NetBank, Inc.

Condensed Consolidated Balance Sheet

As of September 30,

(Unaudited and in 000’s except per share data)

	2004					2003
	Retail	Financial	Transaction	Other/
	Banking	Intermediary	Processing	Eliminations	NetBank, Inc.	NetBank, Inc.
Assets
Cash and cash equivalents:
Cash and due from banks	$200,682	$20,475	$(90)	$(767)	$220,300	$24,895
Federal funds sold	6,379	—	2,731	—	9,110	18,941
Total cash and cash equivalents	207,061	20,475	2,641	(767)	229,410	43,836
Investment securities available for sale-at fair value	312,598	4	—	—	312,602	320,908
Stock of Federal Home Loan Bank of Atlanta-at cost	61,446	—	—	—	61,446	68,060
Loans held for sale	5,426	1,285,758	—	(47)	1,291,137	2,646,500
Loans and leases receivable-net of allowance for losses	2,091,598	2,448	1	(5,148)	2,088,899	1,630,271
Mortgage servicing rights	168,990	3,003	—	—	171,993	140,905
Accrued interest receivable	7,876	3,174	—	9	11,059	17,341
Furniture, equipment and capitalized software	14,291	32,768	2,261	3,308	52,628	51,986
Goodwill and other intangibles	2,067	48,704	27,956	265	78,992	45,283
Due from servicers and investors	48,412	61,584	—	116	110,112	42,101
Intercompany receivable	1,188,194	1,359	227	(1,189,780)	—	—
Unsettled trades	—	—	—	—	—	—
Other assets	40,103	35,023	3,350	1,517	79,993	67,282
Total assets	$4,148,062	$1,494,300	$36,436	$(1,190,527)	$4,488,271	$5,074,473

Liabilities
Deposits	$2,745,625	$—	$—	$(916)	$2,744,709	$2,524,385
Other borrowed funds	1,022,946	40,958	1,390	—	1,065,294	1,896,065
Intercompany debt	230,405	977,595	58	(1,208,058)	—	—
Subordinated debt	—	—	—	11,857	11,857	8,764
Accrued interest payable	9,179	714	—	111	10,004	9,908
Loans in process	—	47,562	—	—	47,562	50,209
Representations and warranties	—	22,339	—	—	22,339	13,869
Accounts payable and accrued liabilities	38,603	107,103	2,842	151	148,699	144,470
Total liabilities	4,046,758	1,196,271	4,290	(1,196,855)	4,050,464	4,647,670

Minority interests in affiliates	—	450	—	—	450	—

Shareholders’ equity
Preferred stock, no par (10,000 shares authorized, none outstanding)	—	—	—	—	—	—
Common stock, $.01 par (100,000 shares authorized, 52,820 and 52,820 shares issued, respectively)	—	—	—	528	528	528
Additional paid-in capital	—	—	—	431,712	431,712	432,105
Retained earnings (deficit)	—	—	—	62,918	62,918	35,048
Accumulated other comprehensive income, net of tax	—	—	—	1,420	1,420	4,943
Treasury stock, at cost (6,073 and 5,064 shares, respectively)	—	—	—	(58,931)	(58,931)	(45,821)
Unearned compensation	—	—	—	(290)	(290)	—
Allocated equity	101,304	297,579	32,146	(431,029)	—	—
Total shareholders’ equity	101,304	297,579	32,146	6,328	437,357	426,803

Total liabilities, minority interests and shareholders’ equity	$4,148,062	$1,494,300	$36,436	$(1,190,527)	$4,488,271	$5,074,473

NetBank, Inc.

Consolidated Statements of Operations

For the Three Months Ended September 30,

(Unaudited and in 000’s except per share data)

	2004					2003
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.

Interest income:
Loans and leases	$27,668	$29,381	$12	$420	$57,481	$55,159
Investment securities	5,696	1	—	—	5,697	3,702
Short-term investments	275	38	—	1	314	58
Inter-company	11,597	549	—	(12,146)	—	—
Total interest income	45,236	29,969	12	(11,725)	63,492	58,919

Interest expense:
Deposits	11,862	—	—	—	11,862	12,293
Other borrowed funds	10,823	2,476	20	194	13,513	9,666
Inter-company	138	11,814	—	(11,952)	—	—
Total interest expense	22,823	14,290	20	(11,758)	25,375	21,959
Net interest income	22,413	15,679	(8)	33	38,117	36,960
Provision for credit losses	466	3	—	—	469	2,537
Net interest income after provision for credit losses	21,947	15,676	(8)	33	37,648	34,423

Non-interest income:
Service charges and fees	12,788	892	3,760	—	17,440	12,017
Gain on sales of loans and MSRs	2,011	26,256	—	(512)	27,755	75,914
Other Income	5,153	1,553	856	—	7,562	8,717
Gain on sales of investment securities	2,248	—	—	—	2,248	—
Gains on derivatives	2,914	—	—	—	2,914	—
Intersegment servicing/processing fees	—	1,145	3,721	(4,866)	—	—
Total non-interest income	25,114	29,846	8,337	(5,378)	57,919	96,648

Non-interest expense:
Salaries and benefits	4,598	24,220	2,501	411	31,730	37,067
Customer service	3,117	—	262	4	3,383	2,684
Marketing costs	1,430	927	68	126	2,551	1,988
Data processing	2,963	1,056	700	3	4,722	3,638
Depreciation and amortization	1,666	2,554	782	96	5,098	4,063
Impairment and amortization of MSRs	24,343	187	—	—	24,530	31,195
Office expenses	568	1,849	508	13	2,938	2,169
Occupancy	761	4,636	391	(18)	5,770	5,578
Travel and entertainment	130	792	148	30	1,100	1,184
Professional fees	503	1,156	441	706	2,806	5,517
Prepaid lost interest from curtailments	889	17	—	—	906	3,451
Other	1,333	644	1,499	(136)	3,340	3,428
Prepayment fees on the early extinguishment of debt	—	—	—	—	—	4,316
Intersegment servicing/processing fees	2,560	2,306	—	(4,866)	—	—
Minority interests in affiliates	—	184	—	8	192	—
Total non-interest expense	44,861	40,528	7,300	(3,623)	89,066	106,278
Income (loss) before income taxes	2,200	4,994	1,029	(1,722)	6,501	24,793
Income tax (expense) benefit	(841)	(1,913)	(385)	653	(2,486)	(9,204)
Net income (loss)	$1,359	$3,081	$644	$(1,069)	$4,015	$15,589

Net income per common and potential common shares outstanding:
Basic					$0.09	$0.33
Diluted					$0.09	$0.32

Weighted average common and potential common shares outstanding:
Basic					46,846	47,829
Diluted					47,156	48,590

NetBank, Inc.

Consolidated Statements of Operations

For the Nine Months Ended September 30,

(Unaudited and in 000’s except per share data)

	2004					2003
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.

Interest income:
Loans and leases	$74,114	$83,924	$30	$2,034	$160,102	$138,323
Investment securities	13,567	1	—	—	13,568	15,662
Short-term investments	599	78	—	7	684	277
Inter-company	31,914	662	—	(32,576)	—	—
Total interest income	120,194	84,665	30	(30,535)	174,354	154,262

Interest expense:
Deposits	34,364	—	—	—	34,364	37,273
Other borrowed funds	26,458	6,622	65	480	33,625	27,818
Inter-company	381	31,822	—	(32,203)	—	—
Total interest expense	61,203	38,444	65	(31,723)	67,989	65,091
Net interest income	58,991	46,221	(35)	1,188	106,365	89,171
Provision for credit losses	3,938	44	—	—	3,982	4,299
Net interest income after provision for credit losses	55,053	46,177	(35)	1,188	102,383	84,872

Non-interest income:
Service charges and fees	38,741	2,205	10,164	—	51,110	35,795
Gain on sales of loans and MSRs	3,072	93,997	—	(3,101)	93,968	184,461
Other Income	6,206	2,787	2,828	—	11,821	14,696
Gain on sales of investment securities	5,417	—	—	—	5,417	11,394
Gains on derivatives	2,914	—	—	—	2,914	—
Intersegment servicing/processing fees	—	1,145	10,775	(11,920)	—	—
Total non-interest income	56,350	100,134	23,767	(15,021)	165,230	246,346

Non-interest expense:
Salaries and benefits	13,651	71,331	7,766	2,064	94,812	98,952
Customer service	9,083	—	320	4	9,407	8,282
Marketing costs	3,408	3,002	252	312	6,974	6,319
Data processing	8,696	3,169	2,020	3	13,888	11,659
Depreciation and amortization	4,575	7,724	2,129	286	14,714	11,254
Impairment and amortization of MSRs	38,509	301	—	—	38,810	58,530
Office expenses	1,295	5,148	1,918	48	8,409	7,534
Occupancy	1,786	13,333	1,074	84	16,277	14,131
Travel and entertainment	407	2,583	484	188	3,662	3,129
Professional fees	3,520	3,529	2,065	1,605	10,719	12,119
Prepaid lost interest on curtailments	4,157	17	—	—	4,174	8,587
Other	3,345	2,383	4,940	(483)	10,185	10,256
Prepayment fees on the early extinguishment of debt	—	—	—	—	—	16,267
Intersegment servicing/processing fees	7,435	4,485	—	(11,920)	—	—
Minority interests in affiliates	—	598	—	8	606	—
Total non-interest expense	99,867	117,603	22,968	(7,801)	232,637	267,019
Income (loss) before income taxes	11,536	28,708	764	(6,032)	34,976	64,199
Income tax (expense) benefit	(4,321)	(10,752)	(286)	2,259	(13,100)	(23,695)
Net income (loss)	$7,215	$17,956	$478	$(3,773)	$21,876	$40,504

Net income per common and potential common shares outstanding:
Basic					$0.47	$0.84
Diluted					$0.46	$0.83

Weighted average common and potential common shares outstanding:
Basic					46,962	48,039
Diluted					47,431	48,661

NetBank, Inc. Consolidated

Selected Financial and Operating Data

(Unaudited and in 000's except per share data)

	Quarter Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Consolidated:

Net income (loss)	$4,015	$8,467	$15,589
Total assets	$4,488,271	$5,175,764	$5,060,604
Total equity	$437,357	$430,510	$426,803
Shares outstanding	46,747	46,673	47,767
Return on average equity	3.70%	7.84%	14.72%
Return on average assets	0.31%	0.70%	1.37%
Book value per share	$9.36	$9.22	$8.94
Tangible book value per share	$7.67	$7.73	$7.99

NetBank, FSB:

Deposits	$2,744,858	$2,448,726	$2,524,385
Customers	162,654	167,768	165,467

Estimated Capital Ratios:
Tier 1 (core) capital ratio	6.95%	6.86%	6.11%
Total risk-based capital ratio	11.91%	12.28%	10.01%

Asset quality numbers:
CMC Lease portfolio	$81,993	$82,514	$84,365
Non-performing loan and lease receivables	4,052	2,630	3,723
Total non-performing loan and lease receivables	86,045	85,144	88,088
Non-performing loans held for sale (1)	43,889	32,081	21,441
Total non-performing loans and leases	129,934	117,225	109,529
Other real estate owned (2)	6,776	4,743	2,807
Total non-performing assets	$136,710	$121,968	$112,336

Allowance for credit losses (ALLL)	$45,306	$46,033	$42,503
Net (charge-offs) of loan and lease receivables	$(1,195)	$(224)	$(1,724)

Asset quality ratios:
Total non-performing assets / average assets	2.62%	2.53%	2.46%
ALLL / total non-performing loan and lease receivables	52.65%	54.06%	48.25%
Net annualized charge-offs / total assets	0.11%	0.02%	0.14%

Mortgage Banking:

Production Activity:
Retail	$609,545	$724,535	$874,406
Correspondent	1,174,625	1,350,933	2,678,439
Wholesale	714,615	897,743	1,298,672
RMS	41,532	52,396	240,973
Total agency-eligible	2,540,317	3,025,607	5,092,490
Non-conforming	808,559	877,830	589,033
Total	$3,348,876	$3,903,437	$5,681,523

Sales Activity:
Third party sales	$3,639,337	$3,083,412	$4,921,042
Sales to the retail bank	137,968	349,935	543,466
Total sales	$3,777,305	$3,433,347	$5,464,508

Pipeline:
Locked mortgage loan pipeline	$1,088,434	$1,111,256	$1,389,535
Mortgage application pipeline	3,250,629	3,520,991	2,010,190
Total Pipeline	$4,339,063	$4,632,247	$3,399,725

UPB of loans serviced:	$17,217,391	$17,549,546	$16,815,069

(1) Held for sale assets are carried at the lower of cost or market (LOCOM). LOCOM adjustments, under GAAP, are direct reductions of the assets' carrying value and are not considered allowances.

(2) Other real estate owned is carried at net realizable value.